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EXHIBIT 10.16

December 18, 2002

Mr. Robert J. Weiskopf
Corporate Controller
Lightbridge, Inc.
67 South Bedford Street, Suite 100E
Burlington, MA 01803

Dear Mr. Weiskopf:

The following summarizes the revised terms that we agreed to on December 11, 2002 regarding the $1,722,417 million promissory note, as amended, that Wireless Billing Systems, d.b.a. Primal Billing Solutions ("PBS"), a wholly-owned subsidiary of Primal Solutions, Inc. owes to Corsair (a Lightbridge subsidiary):

  1.
  PBS will pay Lightbridge twenty-four monthly installments of $25,000, including interest at 8% per annum, commencing January 26, 2003 and ending on December 26, 2004.

  2.
  The remaining principal balance of $1,371,872 will be due and payable on December 26, 2004, per the attached amortization schedule.

  3.
  Except as set forth above, the promissory note remains in full force and effect.

  4.
  If Primal or substantially all of its assets are sold, or if there is a change of control of Primal, the note will immediately become payable in full.

  5.
  This term sheet represents a summary of the terms and conditions to be more thoroughly reflected in the definitive agreements to be executed by the parties.

Please indicate your acceptance of these terms by signing below.

Agreed and accepted:
Wireless Billing Systems, d.b.a. Primal Billing Solutions		Lightbridge, Inc.
By:	/s/ WILLIAM SALWAY William Salway, CEO	By:	/s/ ROBERT J. WEISKOPF Robert J. Weiskopf, Controller

Primal Promissory Note to Lightbridge, Inc.
Amortization Schedule

					interest rate	8%
Payment			Principal Balance
				Payment	Interest	Principal
1	1/26/03		1,722,417.00	25,000.00	11,482.78	13,517.22
2	2/26/03		1,708,899.78	25,000.00	11,392.67	13,607.33
3	3/26/03		1,695,292.45	25,000.00	11,301.95	13,698.05
4	4/26/03		1,681,594.39	25,000.00	11,210.63	13,789.37
5	5/26/03		1,667,805.02	25,000.00	11,118.70	13,881.30
6	6/26/03		1,653,923.72	25,000.00	11,026.16	13,973.84
7	7/26/03		1,639,949.88	25,000.00	10,933.00	14,067.00
8	8/26/03		1,625,882.88	25,000.00	10,839.22	14,160.78
9	9/26/03		1,611,722.10	25,000.00	10,744.81	14,255.19
10	10/26/03		1,597,466.91	25,000.00	10,649.78	14,350.22
11	11/26/03		1,583,116.69	25,000.00	10,554.11	14,445.89
12	12/26/03		1,568,670.81	25,000.00	10,457.81	14,542.19
13	1/26/04		1,554,128.61	25,000.00	10,360.86	14,639.14
14	2/26/04		1,539,489.47	25,000.00	10,263.26	14,736.74
15	3/26/04		1,524,752.73	25,000.00	10,165.02	14,834.98
16	4/26/04		1,509,917.75	25,000.00	10,066.12	14,933.88
17	5/26/04		1,494,983.87	25,000.00	9,966.56	15,033.44
18	6/26/04		1,479,950.43	25,000.00	9,866.34	15,133.66
19	7/26/04		1,464,816.76	25,000.00	9,765.45	15,234.55
20	8/26/04		1,449,582.21	25,000.00	9,663.88	15,336.12
21	9/26/04		1,434,246.09	25,000.00	9,561.64	15,438.36
22	10/26/04		1,418,807.73	25,000.00	9,458.72	15,541.28
23	11/26/04		1,403,266.45	25,000.00	9,355.11	15,644.89
24	12/26/04		1,387,621.56	25,000.00	9,250.81	15,749.19

				600,000.00	249,455.37	350,544.63
24	12/26/04		1,371,872.37	1,371,872.37	—	1,371,872.37
	12/26/04	Balance Due	—

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Primal Promissory Note to Lightbridge, Inc. Amortization Schedule